UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 12, 2005

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

983 University Avenue, Building A

Los Gatos, California 95032

(Address of principal executive offices) (Zip Code)

(408) 357-6600

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2005, the Compensation Committee of the Board of Directors of Monolithic Power Systems, Inc., a Delaware corporation (the “Committee”), amended the base salaries and maximum performance cash bonuses for the Company’s Section 16 officers for fiscal years 2005 and 2006 to the amounts set forth below. The base salaries for fiscal year 2005 were effective as of July 1, 2005 (with the exception of Richard Neely who started working for the Company on September 6, 2005). The cash performance bonus amount to be paid to each such officer is based on the achievement of certain Company and/or individual goals.

Name	2005 Base Salary	Maximum 2005 Performance Bonus	2006 Base Salary	Maximum 2006 Performance Bonus
Michael R. Hsing	$280,000	$80,000	$280,000	$80,000
C. Richard Neely, Jr.	$240,000	—	$240,000	$50,000
Deming Xiao	$250,000	$60,000	$250,000	$60,000

On September 12, 2005, the Committee ratified the following cash performance bonus disbursements to those Section 16 officers set forth below.

Name	Cash Bonuses Paid in January 2005	Cash Bonuses Paid in July 2005
Michael R. Hsing	$57,000	$23,000
Tim Christofferson	$40,800	$12,600
Deming Xiao	$43,200	$23,000
Jim Moyer	$14,350	$14,000
Saria Tseng	—	$7,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 16, 2005	By:	/s/ Michael Hsing
Michael Hsing,
Chief Executive Officer and President (Principal Executive Officer and Duly Authorized Officer)